Exhibit 4.2
BROOKSHIRE™ RAW MATERIALS (U.S.) TRUST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
IMPORTANT: READ ALL PAGES IN THIS PACKET BEFORE SIGNING
The undersigned, by execution and delivery of this Subscription Agreement and Power of Attorney and by payment of the purchase price for Units in the applicable Fund of Brookshire™ Raw Materials (U.S.) Trust (the “Trust”) hereby subscribes for the purchase of Units in the amount set forth below. Capitalized terms not defined in this Subscription Agreement and Power of Attorney have the meanings given to such terms in the final prospectus and disclosure document of the Trust, as amended or supplemented from time to time (the “Prospectus”), and the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, a copy of which is attached as an exhibit to the Prospectus.

1) Status of Subscriber(s) (Check one):	2) Specify Fund (check appropriate box(es)), number of Units and total dollar amount of subscription:
Dollar Amount
☐ New Subscriber(s)	☐ Brookshire™ Raw Materials (U.S.) Core USD Fund	$
☐ Existing Owner(s)	☐ Brookshire™ Raw Materials (U.S.) Core CDN Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Agriculture USD Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Agriculture CDN Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Metals USD Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Metals CDN Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Energy USD Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Energy CDN Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Accelerated Core USD Fund	$
	☐ Brookshire™ Raw Materials (U.S.) Accelerated Core CDN Fund	$
3) B/D Investor Account Number:

4) Social Security # — —	or	Taxpayer ID#

Taxable Investors (check one):
☐ Individual Ownership	☐ Tenants in Common/Entirety	☐ Estate[1,2]	☐ UGMA/UTMA (Minor)
☐ Partnership[1,2]	☐ Joint Tenants with Right of Survivorship	☐ Trust[1,2]	☐ Corporation
Non-Taxable Investors (check one)
☐ IRA/SEP/Roth	☐ Defined Contribution Plans[1,2]	☐ Non-ERISA,2	☐ Other (specify)
☐ Defined Benefit Plans[1,2]

[1]	The undersigned hereby certifies by signing below that the undersigned has the power, under its applicable charter or organization documents to enter into transactions in each of the following types of securities: (1) units of beneficial interest in a trust; (2) U.S. government securities; and (3) managed futures (i.e., futures, forward, option, spot, swap, and security futures contracts). Please initial.

[2]	The undersigned Subscriber acknowledges that the Trust’s Managing Owner, Brookshire™ Raw Materials Management, LLC, has not been provided the Subscriber’s charter or organizational documents and that neither the Trust nor the Managing Owner will make a review or interpretation of such documents. Please initial.
5)	☐ Check here if the Subscriber(s) is (are) a Benefit Plan Investor.
☐ Check here if the Subscriber(s) is (are) not a Benefit Plan Investor. If this box is checked, the Subscriber(s) certify(ies) that it (they) will not become a Benefit Plan Investor until such time as the Managing Owner notifies the Subscriber(s) that such Fund is intended to be qualified as a publicly traded security or the Subscriber has obtained the consent of the Managing Owner. Please initial.

6)	Full Registration Name of Subscriber(s) (No Initials): including Individuals, Partnerships, Joint Partnership, Estates, Trusts, and Corporations

7)	Resident Address and Telephone Number of Subscriber

Street (P.O. Box not acceptable)          City          State          Zip Code          Telephone Number
8)	Mailing Address and Telephone Number (if different)

Street (P.O. Box acceptable)          City          State          Zip Code          Telephone Number
9)	Address and Telephone Number of Custodian (if applicable)

Street (P.O. Box acceptable)          City          State          Zip Code          Telephone Number

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
SUBSCRIBER(S) MUST SIGN

Signature of Subscriber	Date	Signature of Joint Subscriber (if any) or Custodian	Date
Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933, as amended, or under the Securities and Exchange Act of 1934, as amended.
UNITED STATES INVESTORS ONLY
I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: (See directions for definition of subjectivity to backup withholdings). Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer Identification Number next to my name is my true, correct and complete Social Security or Taxpayer Identification Number and that the information given in the immediately preceding sentence is true, correct and complete. ☐
NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above and by checking the following box I hereby certify that (a) I am not a citizen of the United States or (b) (in the case of an investor, which is not any individual) the investor is not a United States corporation, partnership, estate or trust. ☐
FINANCIAL ADVISOR MUST SIGN
I hereby certify that I have informed the Subscriber of all pertinent facts relating to the liquidity and marketability of Units as set forth in the Prospectus dated                     , ___2007, and I have reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the person and any other information known by me) that (a) the purchase of Units is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person(s) overall investment objectives and portfolio structure; (d) such person(s) has a fair market net worth to bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the Units, the restrictions on the transferability of the Units and the background and qualifications of the Selling Agent; (f) such person(s) satisfy the requirements to become a Subscriber on the basis set forth in the Prospectus and this Subscription Agreement and Power of Attorney; (g) acceptance of the Person’s subscription will not otherwise breach any laws, rules and regulations designed to avoid money laundering applicable either to the Selling Agent, the Managing Owner, the Trust and Each Fund.
I have ensured that a current Prospectus, together with the most recent Monthly Report for the applicable Fund, if such Fund has commenced trading, has been furnished to the person(s) named above at least 5 Business Days prior to the date of this Subscription Agreement and Power of Attorney.
I have received all documents required to accept this subscription and acknowledge the suitability of the Subscriber and the amount of the subscription for each Fund. If the Subscriber is other than an individual, I acknowledge that my review of the Subscriber’s governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

Financial Advisor Signature	Date	Office Manager Signature	Date
(if required by Selling Agent procedures)

Selling Agent Name	F.A. Name

(print clearly for proper credit)

F.A. Phone	F.A. Fax	F.A. Email Address	Branch ID	FA. Number

F.A. Address
(for confirmations)

Street Address

Dear Sir/Madam:
1. Subscription for Units. By submitting this Subscription Agreement and Power of Attorney and by payment of the purchase price for units of beneficial interest (“Units”) in the applicable fund (a “Fund”) of Brookshire™ Raw Materials (U.S.) Trust (the “Trust”), I hereby subscribe for the number of Units in the applicable Fund set forth on the cover page to this Subscription Agreement and Power of Attorney. The purchase price for such Units is $10.00 per Unit during the Initial Offering Period and then-current net asset value per Unit of the applicable Fund(s) as per the Valuation Point on the Subscription Date during the Continuous Offering Period. The terms of the offering of the Units are described in the Prospectus. Brookshire Raw Materials Management, LLC (the “Managing Owner”) may, in its sole and absolute discretion, accept or reject any subscription in whole or in part. In this Subscription Agreement and Power of Attorney, references to “I” or “me” refer to each person or entity listed as a Subscriber on Item 6 on the cover page of this Subscription Agreement and Power of Attorney.
2. Representation and Warranties of Subscriber. I hereby represent and warrant to the Trust, the Funds and the Managing Owner as follows:
(1)	If I am not acting on behalf of a Benefit Plan Investor, I have either (i) a net worth (exclusive of home, home furnishings, and automobiles) of at least $250,000 or (ii) a net worth (similarly calculated) of at least $70,000 and an annual gross income of at least $70,000 and not more than 10% of my net worth is invested in any Fund or in all Funds combined, or such greater amount as may be required under the laws of the State in which I am a resident. If I am acting on behalf of a Benefit Plan Investor that is an IRA or a Keogh Plan which covers no common law employees or a Plan that is not subject to ERISA, each Participant meets the net worth and gross income requirement in the preceding sentence, and not more than 10% of its assets is invested in any Fund or in all Funds combined. If I am acting on behalf of a Plan subject to ERISA, the assets of the Plan are at least $250,000 and its investment in any Fund or in all Funds combined does not exceed 10% of the assets of such Plan at the time of investment.

(2)	All of the information that I have provided in connection with this Subscription Agreement and Power of Attorney is true, correct, and complete as of the date of execution of this Subscription Agreement and Power of Attorney, and if there should be any material change in such information prior to my admission in the applicable Fund(s) as a Limited Owner, I will immediately furnish such revised or corrected information to the Managing Owner. The address set forth on the cover page of this Subscription Agreement is my true and correct address and I have no present intention of becoming a resident of any other state or country. I will furnish the Managing Owner with such other documents as it may request to evaluate this subscription.

(3)	If I am an individual, I am over 21 years old and am legally competent and am permitted by applicable law to execute and deliver this Subscription Agreement and Power of Attorney.

(4)	To my best knowledge, I am independent of the Trust, the Trustee, the Managing Owner and my Selling Agent and the decision to invest in Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(5)	At least five (5) Business Days prior to the date of execution of this Subscription Agreement and Power of Attorney, I have received a Prospectus for the Trust - including the appendices and supplements, if any — which constitutes its Commodity Futures Trading Commission (“CFTC”) Disclosure Document, the Amended and Restated Declaration of Trust and Trust Agreement and summary financial information relating to the applicable Fund current within 60 calendar days — dated within nine months of the date on which I have subscribed to purchase Units. If trading for the applicable Fund has commenced, I have received a copy of its most recent monthly report as required by the CFTC.

(6)	I either (i) am not required to be registered with the CFTC or to be a member of the National Futures Association (“NFA”); or (ii) if required to be so registered, I am duly registered with the CFTC and am a member in good standing of the NFA.

(7)	Unless (8) or (9) below is applicable, I am purchasing Units for my own account and not as trustee, custodian or nominee for another.

(8)	If I am subscribing as a custodian for a minor, either (i) the subscription is a gift I have made to that minor and is not made with the minor’s funds, in which case the representations as to net worth and annual income apply only to me as custodian; or (ii) if the subscription is not a gift, the representations as to net worth and annual income, as set forth in (1) above, (or in a special supplement to the Prospectus), apply only to that minor.

(9)	If I am subscribing on behalf of a corporation, limited liability corporation, partnership or limited partnership, I have full power and authority to purchase Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which I am purchasing Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and become a Limited Owner and be bound by the terms and conditions of the Amended and Restated Declaration of Trust and Trust Agreement.

(10)	If I am subscribing for a joint or community property account, I have full power and authority to purchase Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the joint or community property account.

(11)	If I am a trustee or custodian of a Benefit Plan Investor (or am otherwise an entity which holds plan assets), none of the Trustee, Managing Owner or any Selling Agent, or any of their affiliates either: (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Units and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the Trust. The purchase, holding and disposition of Units will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(12)	I am not, and no beneficial owner of me is, (i) an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and do not have any affiliation of any kind with such an individual, entity or organization; (ii) a foreign shell bank; and (iii) a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the U.S. Financial Action Task Force.

(13)	I am not, and no beneficial owner of me is, a senior foreign political figure,[1] an immediate family member of a senior foreign political figure[2], or a close associate of a senior foreign political figure[3].

(14)	The funds to be invested in the Funds and the Trust were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations.

(15)	I am a not, and will not be, a resident of Canada (for purposes of the Income Tax Act (Canada)) while I hold any Units within the meaning of the Income Tax Act (Canada).

(16)	I am acquiring Units for which I have subscribed for my own account, as principal, for investment and not with a view to the resale or distribution of all or a portion of such Units or, if I am an intermediary subscribing for Units as a record owner on behalf of one or more investors or beneficial owners, I agree that the representations made in items (12) – (15) herein are made by me on behalf of and with respect to both me and all such investors or beneficial owners.

(17)	I acknowledge that, if, subsequent to my investment in the Trust, the Trust or the Managing Owner reasonably believes that I am or become a prohibited investor as described in (12) – (15) herein or have otherwise breached my representations and covenants hereunder, the Trust or the Managing Owner may be obligated to (i) freeze my investment, either by prohibiting additional investments, declining any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or by undertaking such other comparable action, or (ii) immediately redeem my investment. In any such case, I shall have no claim against the applicable Fund or the Managing Owner for any form of damages as a result of any of the aforementioned actions.

(18)	This Subscription Agreement and Power of Attorney will be, duly executed and delivered by me and constitutes a legally valid and binding obligation of me, the entity for which I am subscribing on behalf of, or the beneficiary of a Benefit Plan Investor for which I am a trustee or custodian (whichever may be applicable), enforceable against the applicable individual or entity in accordance with its terms.

(19)	I acknowledge and understand that my Units can be mandatorily redeemed by the Managing Owner, as set forth in the Prospectus and the Trust Agreement, and that my ability to redeem, exchange and/or transfer Units is subject to restrictions as set forth in the Prospectus and the Trust Agreement.

[1]	A “senior foreign political figure” is defined as an official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

By making these representations and warranties, I am not waiving any rights of action which I may have under applicable federal or state securities laws. Federal and state securities law provides that any such waiver would be unenforceable. I should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust, the Funds, the Managing Owner, or others in any subsequent litigation or other proceeding.
3. Covenants of Subscriber. By executing and submitting this Subscription Agreement and Power of Attorney, I hereby covenant to and agree with the Trust, the Funds and the Managing Owner as follows:
(1)	To promptly provide any information deemed necessary by the Trust, the Trustee, the Managing Owner and my Selling Agent to comply with its anti-money laundering program and related responsibilities from time to time and to confirm that I am not a prohibited investor described in paragraphs (12) to (15) above.

(2)	To promptly inform the Managing Owner if any event occurs that results or is reasonably likely to result in me becoming a prohibited investor as described in paragraph (12) to (15) above.

(3)	Any redemption proceeds paid to me will be paid to the same account from which my investment in the applicable Fund was originally remitted, unless the Managing Owner agrees otherwise.
4. Acknowledgement of, Consent to and Agreement Regarding Subordination and Limitation on Interseries Liability. In my capacity as a Subscriber for Units in a Fund that are the subject of this Agreement (a “Contracting Fund”), I hereby agree and consent (the “Consent”) to look solely to the assets (the “Contracting Fund Assets”) of the relevant Contracting Fund and to the Managing Owner and its assets (to the extent of the Units owned by the Managing Owner in such Fund) for payment in respect of any claim against or obligation of such Fund and not against the assets of the Trust generally or of any other Fund. The Contracting Fund Assets of a particular Fund include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of such Contracting Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in such Fund. In furtherance of the Consent, I agree, with respect to each Contracting Fund, that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) of such Contracting Fund incurred, contracted for or otherwise existing and (ii) any Units, beneficial interests or equity ownership of any kind (collectively, “Units”) of such Contracting Fund, arising from, related to or in connection with the Trust and its assets and the Contracting Fund and the Contracting Fund Assets, shall be subject to the following limitations:
(a) (i) except as set forth below, my Claims and Units, if any, (collectively, the “Subordinated Claims and Units”) incurred, contracted for or otherwise existing, arising from, related to or in connection with a Contracting Fund, the Contracting Fund Assets, and assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other claims against and Units in the Trust and any Contracting Fund thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that my bona fide Claims (if any) against and Units (if any) in the applicable Contracting Fund shall be pari passu and equal in right of repayment and distribution with all other bone fide Claims against the Contracting Fund, (ii) I will not take, demand or receive from any Fund or the Trust or any of their respective assets (other than the Contracting Fund or the Contracting Fund Assets) any payment for the Subordinated Claims and Units except in accordance with this subsection;
(b) my Claims and Units with respect to the Contracting Fund shall only be asserted and enforceable against the Contracting Fund, the Contracting Fund Assets and the Managing Owner and its assets; and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other Fund, the Trust generally or any of their respective assets;

(c) if my Claims against the Contracting Fund or the Trust are secured in whole or in part, I hereby waive (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b))) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Fund (other than the Contracting Fund), as the case may be;
(d) in furtherance of the foregoing, if and to the extent that I receive monies in connection with the Subordinated Claims and Units from a Fund or the Trust (or their respective assets), other than the Contracting Fund, the Contracting Fund Assets and the Managing Owner and its assets and except as permitted above, I shall be deemed to hold such monies in trust and shall promptly remit such monies to the Fund or the Trust that paid such amounts for distribution by the Fund or the Trust in accordance with the terms hereof; and
(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or canceled.
The representations and statements set forth herein may be asserted in the defense of the Trust, the Funds, the Managing Owner, or others in any subsequent litigation or proceeding.
5. Power of Attorney. By submitting this Subscription Agreement and Power of Attorney, and subscribing for Units, I hereby irrevocably constitute and appoint the Managing Owner and its successors and assigns, as my true and lawful attorney-in-fact and agent, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and each Fund in which I invest, and (ii) execute, acknowledge, file and publish any Trust and Fund documents which may be considered necessary or desirable by the Managing Owner, including, without limitation, the execution of such certificates or other instruments which the Managing Owner deems appropriate or necessary in its sole discretion to qualify or continue the Trust as a statutory trust, any instrument which may be required to be filed by the Trust or a Fund under the Laws of any state or by any governmental agency, or which the Managing Owner deems advisable or necessary in its sole discretion to file and the Trust Agreement and any documents which may be required or appropriate to effect an amendment to the Trust Agreement approved under the terms of the Trust Agreement or a continuation of the Trust, the admission by me of the Power of Attorney as a Limited Owner or of others as additional or Substituted Limited Owners, or the termination of the Trust, provided in each case such continuation, admission or termination is in accordance with the terms of the Trust Agreement.
The Power of Attorney granted hereby is a special, irrevocable Power of Attorney coupled with an interest, and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, liquidation, termination or dissolution or any delivery by me of an assignment of the whole or any portion of my Units except under the circumstance referenced in Article XIV of the Trust Agreement. The limitations on the Power of Attorney listed in Article XIV of the Trust Agreement shall apply to this Power of Attorney.
6. Governing Law. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and be interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.
7. Irrevocability. I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this Subscription Agreement or any of my agreements herein after this Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the applicable Fund.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT FOR
BROOKSHIRE™ RAW MATERIALS (U.S.) TRUST
LIMITED UNITS OF BENEFICIAL INTERESTS
Any person considering subscribing for Units should carefully read and review a current Prospectus. The Prospectus should be accompanied by the most recent monthly report of the Trust.
INSTRUCTIONS (Please read carefully)
A.	Capitalized terms not defined in this Subscription Agreement and Power of Attorney have the meanings given to such terms in the final prospectus and disclosure document of the Trust, as amended or supplemented from time to time (the “Prospectus”), and the Amended and Restated Declaration of Trust and Trust Agreement of the Trust, a copy of which is attached as an exhibit to the Prospectus. References to “I” or “me” refer to each person or entity listed as a Subscriber on Item 6 on the cover page of this Subscription Agreement and Power of Attorney.

B.	Using a typewriter or printing in ink, check the appropriate box(es) and fill in the blanks on the signature page of this Subscription Agreement and Power of Attorney as directed herein.

Number 1	Check the applicable boxes:

New Subscriber(s): Complete the entire signature page, as applicable; sign the signature page; and have the Financial Advisor complete the Financial Advisor information on the signature page.

Existing Owner(s) of Units purchasing Units:

(i) If your registration information is the same as in your original Subscription Agreement and Power of Attorney, complete Numbers 1, 2, 3 and 4 (only Social Security # or Taxpayer ID # necessary); complete Number 6; sign the signature page; and have the Financial Advisor complete the Financial Advisor information on the signature page.

(ii) If your registration information has changed from the original Subscription Agreement and Power of Attorney, follow the instructions listed under “New Subscriber(s),” above.

Number 2	Please insert the total dollar amount of the subscription for each Fund, as applicable. The minimum subscription for any one Fund is $2,000 in the currency of the applicable Fund and even increments of $500 in excess thereof. There is no minimum for Benefit Plan Investors (including IRAs) but all subscriptions by Benefit Plan Investors (including IRAs) must be in increments of $500 in the currency of the Fund of the subscription. The minimum initial subscription amount for residents of Texas (including Benefit Plan Investors (including IRAs)) is $5,000. During the Continuous Offering Period, existing Limited Owners will be able to purchase additional Units in increments of $500. New Subscription Agreements and Powers of Attorney are required with each additional purchase. Fractional Units will be issued to four (4) decimal places.

Number 3	Enter Broker Dealer (“B/D”) Investor Account Number.

Number 4	Enter your Social Security Number or Taxpayer ID Number, as applicable, and check the appropriate box to indicate ownership type. For IRAs, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor. Please also initial the statements printed underneath box 4 regarding organizational transaction authority and trustee documentation, if applicable.

Number 5	Check the appropriate box(es) if you are, or are not, a Benefit Plan Investor (or otherwise an entity which holds plan assets). If subscribing as a trustee or custodian of a Benefit Plan Investor at the direction of the beneficiary of such plan, the representation apply only to the beneficiary of that plan.

Number 6	Enter the full legal name of each Subscriber. For UGMA/UTMA (Minor), enter the minor name in Number 6, followed by “Minor,” and enter the custodian name in Number 9. For Trusts, enter the Trust name in Number 6 and the Trustee(s) name(s) in Number 9. For Corporations, Partnerships and Estates, enter the entity name in Number 6 and the name of an officer or contact person in Number 9.

Number 7	Enter your residence or legal address and telephone number.

Number 8	Enter your mailing address, and telephone number, if such information is different from the information provided in Number 7.

Number 9	Enter the address, and telephone number of the custodian, if applicable.

Number 10	If you consent to receive delivery of reports of the Trust by electronic means, check the box in Number 10 and provide your e-mail address in the area indicated.

Signature Block	Sign and date the signature page. Do not sign without reading the representations and warranties and familiarizing yourself with the Prospectus.

Tax Information	Check the box regarding backup withholding, if applicable. You are subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. Please also review the statement under “UNITED STATES INVESTORS ONLY” or “NON-UNITED STATES INVESTORS ONLY,” as applicable, to ensure that you comply with the certification you are making by signing the signature page

Financial Advisor Information	To be completed and signed by the Financial Advisor. Selling Agent name, Financial Advisor name, Financial Advisor phone number, Financial Advisor fax number, Financial Advisor e-mail address, Financial Advisor Branch ID, Financial Advisor number and Financial Advisor address must be entered.
You should return this Subscription Agreement and payment to your Financial Advisor’s office address.
C.	Subscriber’s admission as a Limited Owner of a Fund will be effective when both the Subscriber’s duly completed Subscription Agreement and Power of Attorney is received and accepted by the Managing Owner and the Managing Owner has been notified that cleared funds with respect to the subscription have been received by the Custodian. If the Subscription Agreement is received and accepted by the Managing Owner or the Managing Owner is notified that cleared funds have been received with respect to such subscription after 4:00 P.M. New York time, the subscription will be effective on the next Business Day.

D.	Payment of the subscription must be submitted with this Subscription Agreement in the form of a check or a wire transfer in accordance with the Trust’s wire transfer instructions which will be provided by the Managing Owner upon request. All checks for subscriptions shall be made payable to the order of the Escrow Agent or sent (if via wire transfer) directly to the Escrow Agent.

BROOKSHIRE™ RAW MATERIALS (U.S.) TRUST
SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
LIMITED UNITS OF BENEFICIAL INTEREST
(FOR RESIDENTS OF MINNESOTA ONLY)
Any person considering subscribing for Units should carefully read and review a current Prospectus of the Trust, including the Subscription Information and Subscription
Agreement attached thereto.
INSTRUCTIONS (Please read carefully)
All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Fund thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).
I certify that the category or categories of accredited investor indicated by the placement of my initials on the line(s) preceding the appropriate category or categories below are applicable to me (us).

Category 1. A bank, as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity; or

Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; or

Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

Category 4. An insurance company as defined in Section 2(13) of the Act; or

Category 5. An investment company registered under the Investment Company Act of 1940; or

Category 6. A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or

(d) of the Small Business Investment Act of 1958; or

Category 8. A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000; or

Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in

which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors; or

Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

Category 12. A director or executive officer of the Managing Owner; or

Category 13. A natural person whose individual net worth, or joint net worth (in each case not including homes, home furnishings or automobiles) with that person’s spouse, at the time of this purchase exceeds $1,000,000; or

Category 14. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

Category 15. A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

Category 16. An entity in which all of the equity owners are accredited investors.

I agree to cooperate with and furnishing such additional information to the Managing Owner as may be requested in order to verify my status as an accredited investor.
Dated:
Name:
Individual Signature (if applicable):
Entity Name:
By:
Name:
Title:

BROOKSHIRE™ RAW MATERIALS (U.S.) TRUST
SUPPLEMENT TO THE SUBSCRIPTION AGREEMENT FOR
LIMITED UNITS OF BENEFICIAL INTEREST
(FOR RESIDENTS OF TEXAS ONLY)
Any person considering subscribing for Units should carefully read and review a current Prospectus of the Trust, including the
Subscription Information and Subscription Agreement attached thereto.
INSTRUCTIONS (Please read carefully)
A.	All capitalized and other defined terms used herein and not expressly defined herein shall have the same respective meaning as are assigned such terms in the final prospectus and disclosure document of the Trust and each Fund thereof, as the same may at any time and from time to time be amended or supplemented (the “Prospectus”).

B.	Please initial the space preceding the representations below after you have carefully read such representations.

I meet the minimum income and net worth standards set forth in the Prospectus.

I am purchasing Units for my own account.

I have received a current copy of the Prospectus.

I acknowledge that an investment in the Trust is not liquid except for the redemption provisions as set forth in the

Prospectus.

I am aware that my minimum initial subscription requirement is $5,000, unless I am a Benefit Plan Investor (including IRA)s,

in which I have no minimum initial subscription requirement or if I am a resident of Texas (including if I am a Benefit Plan Investor (including IRAs)) in which case my minimum initial subscription requirement is $5,000.
Signature of Subscriber:
Name of Subscriber:
Date: